UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2019

ADDUS HOMECARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34504	20-5340172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Gaylord Parkway, Suite 110, Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

(469) 535-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ADUS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On June 17, 2019, Addus HomeCare Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to report the voting results of the Company’s 2019 annual meeting of stockholders held on June 12, 2019 (the “Annual Meeting”), including the advisory, non-binding vote on the frequency of future advisory, non-binding votes on the compensation of the Company’s named executive officers (the “Say-On-Pay vote”). The sole purpose of this Current Report on Form 8-K/A is to disclose the Company’s decision regarding how frequently it will hold future Say-On-Pay votes. No other changes have been made to the Original Report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

In connection with the Annual Meeting, the stockholders of the Company cast an advisory vote on whether the advisory Say-On-Pay vote should occur every 1, 2 or 3 years. As reported in the Original Report, the results of the stockholder vote on the frequency of the advisory Say-On-Pay vote were as follows:

1 Year	2 Years	3 Year	Abstain	Broker Non- Votes
6,584,456	8,445	5,063,741	23,356	648,845

In light of the results of such stockholder vote and other factors considered by the Company’s Board of Directors (the “Board”), the Board has determined that the Company will hold an advisory Say-On-Pay vote annually until the next required vote on the frequency of such advisory Say-On-Pay votes or the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: November 6, 2019	By:	/s/ Brian Poff
	Name:	Brian Poff
	Title:	Chief Financial Officer